Exhibit 99.1

Contacts:
Martha Goldberg Aronson Investor Relations 763-505-2694	Marybeth Thorsgaard Public Relations 763-505-2644
MEDTRONIC REPORTS SECOND QUARTER REVENUE GROWTH OF 11 PERCENT
Growth Driven by New Product Introductions and Share Gains across Broad Business Portfolio
•	Revenue of $3.075 billion grew 11% over the prior year’s quarter

•	Double digit revenue growth in Spinal and Navigation, Vascular, Neurological, Diabetes and Emergency Response Systems reflects strength of diversified portfolio

•	Implantable Cardioverter Defibrillator (ICD) revenue grew 14% sequentially and 4% over the prior year’s quarter from strong share gains

•	Diluted EPS of $0.59 grew 13% compared to prior year’s quarter adjusted for stock option expense and certain gains and charges
MINNEAPOLIS — November 20, 2006 — Medtronic, Inc. (NYSE:MDT) today announced financial results for its second quarter of fiscal year 2007 which ended October 27, 2006.
Medtronic recorded second quarter revenue of $3.075 billion, an 11 percent increase over the $2.765 billion reported in the second quarter of the prior fiscal year. On a constant currency basis, revenue growth was 10 percent with a positive currency translation impact of $33 million. As reported, second quarter fiscal year 2007 net earnings were $681 million, or $0.59 per diluted share, representing a decrease of 12 percent over the same quarter last year. However, EPS grew 13 percent after adjusting last year’s second quarter for stock option expensing and special gains and charges to make a more meaningful comparison.
“Revenue in all major businesses grew over the prior year period and sequentially over the first quarter as we gained share in all of our major product lines,” said Art Collins, Medtronic chairman and chief executive officer. “These results reflect the strength of our broad and diversified business portfolio that serves many of the fastest growing segments in medical technology.”

Unless otherwise noted, the comparisons made are on an “as reported basis,” not on a constant currency basis. Any references to quarterly revenue figures increasing or decreasing are in comparison to the second quarter of fiscal year 2006.
Cardiac Rhythm Disease Management
Cardiac Rhythm Disease Management (CRDM) revenue of $1.363 billion grew 6 percent. Medtronic’s largest product line, ICDs, generated second quarter revenue of $764 million, an increase of 4 percent over the same quarter last year and 14 percent over the first quarter, resulting in strong product market share gains worldwide. Worldwide pacing revenue of $473 million in the quarter grew 3 percent. Medtronic now holds an estimated 56 percent of the worldwide ICD market and more than 50 percent of the worldwide pacemaker market. Emergency Response Systems second quarter revenue of $111 million, increased 37 percent.
CRDM quarterly highlights include:
•	Solid share gains in both the U.S. and international ICD markets reflect the positive acceptance of the Concerto™/Virtuoso™ ICD and CRT-D, which feature Medtronic’s Connexus wireless telemetry.

•	Data from the CARE-HF (Cardiac Resynchronization in Heart Failure) study presented at the 2006 European Society of Cardiology/World Congress of Cardiology in September, demonstrated that Cardiac Resynchronization Therapy significantly reduces mortality in heart failure patients.

•	Medtronic launched its newest pacing platform, the Adapta™, Versa™ and Sensia™ family of products, which incorporates unique capabilities, including MVP, automaticity and the connection to CareLink®.

•	The Medtronic Carelink Network, available on both pacing and ICD platforms, continues to expand, with more than 1,000 clinics monitoring nearly 95,000 patients in the U.S.
Spinal and Navigation
Spinal and Navigation revenue of $625 million grew 16 percent. Spinal revenue increased 16 percent with the Biologics product line growing 33 percent. All major geographies achieved double digit revenue growth.

Spinal and Navigation quarterly highlights include:
•	Worldwide INFUSE® Bone Graft revenue grew 36 percent, driven by expanded surgeon adoption. On November 9, a Food and Drug Administration (FDA) advisory panel recommended approval of INFUSE Bone Graft for use in oral maxillofacial procedures.

•	An FDA advisory panel unanimously voted to recommend approval of the PRESTIGE® Cervical Disc System. The PRESTIGE Disc is the first in a portfolio of artificial disc replacements designed to maintain motion while replacing a diseased disc that is removed from a patient’s cervical spine. Approval is anticipated in the U.S. before the end of the fiscal year.

•	ARCUATE™ and ARCUATE™ XP, which provide new treatments for patients who suffer from painful and often disabling symptoms associated with a vertebral compression fracture, were launched in the U.S.

•	The CD HORIZON® product line was expanded with the worldwide launch of CD HORIZON LEGACY™ PEEK Rod System for posterior spinal fusion procedures, the CD HORIZON ENGAGE PLATE System for lumbar fusion surgery and the CD HORIZON LEGACY™ VCM Instrument Set to treat scoliosis.
Vascular
Vascular revenue of $287 million grew 28 percent. Strong second quarter results were driven by Coronary Vascular which generated revenue of $217 million, representing growth of 29 percent. The Endovascular and Peripheral Vascular business reported revenue growth of 23 percent.
Vascular quarterly highlights include:
•	The Endeavor® Drug-Eluting Coronary Stent, now commercially released in more than 100 countries outside the U.S., continued to gain global product market share, as a result of favorable safety and efficacy data and its ease of deliverability. The final module of the Endeavor PMA was submitted this month and FDA approval and U.S. launch is anticipated in calendar 2007.

•	Positive clinical results from the ENDEAVOR II pivotal trial were published in the medical journal CIRCULATION. The results provided further evidence of the safety and effectiveness of the Endeavor drug-eluting stent, with a clinically and statistically significant treatment effect that is being sustained over time. Additionally, Medtronic reported excellent patient safety data on Endeavor at last Month’s Transcatheter Cardiovascular Therapeutics symposium in Washington, D.C.
•	Medtronic also announced the initiation of the largest ever randomized stent trial. The PROTECT clinical study will assess and compare key safety measures of two drug-eluting stents. The trial will compare the Medtronic Endeavor drug-eluting coronary stent versus a competing stent.
Neurological
Neurological revenue of $291 million grew 15 percent. The segment’s largest business, which includes implantable pumps and neuro stimulators, generated second quarter revenue of $238 million, increasing 17 percent. Revenue in the Gastroenterology and Urological business grew 10 percent.
Neurological quarterly highlights include:
•	RestoreADVANCED™ and PrimeADVANCED™, two new neurostimulation systems for the treatment of chronic pain, were launched in the U.S. Enhanced programming capabilities will help aid physicians in targeting the specific stimulation area on the spinal cord to provide optimal pain relief.

•	Results of a major randomized controlled multi-center study were published in the August 31 issue of the New England Journal of Medicine demonstrating that Activa deep brain stimulation therapy combined with medication is significantly more effective than medication alone in treating motor symptoms of advanced Parkinson’s disease.

•	The launch of InterStim® II was completed, which drove U.S. InterStim revenue growth of 41 percent. The InterStim II neurostimulation system is used for the treatment of overactive bladder and urinary retention.
Diabetes
Diabetes revenue of $212 million grew 19 percent. Second quarter results were driven by strong sales of insulin pumps with solid double digit growth reported in all geographies.
Diabetes quarterly highlights include:

•	Insulin pump sales were driven by strong demand for the Paradigm® REAL-time System, the only product on the market that integrates continuous glucose monitoring and insulin pump functionality.

•	A non-sensor augmented pump that operates in 16 languages was launched, targeting markets in Europe and the Middle East. Additionally, the 712E insulin pump with Chinese language capability was launched in China.

•	The GuardControl study evaluating continuous glucose monitoring versus self monitored blood glucose meters was accepted by Diabetes Care Journal for publication.
Cardiac Surgery
Cardiac Surgery revenue of $168 million grew 4 percent.
Cardiac Surgery quarterly highlights include:
•	Melody™ and Ensemble™, the world’s first transcatheter pulmonic valve system, received CE Mark approval for commercial sale in Europe. This technology provides a catheter-based approach to pulmonic valve replacement for patients with congenital heart defects, thereby reducing the number of open-heart surgeries required during their lifetime.

•	Two new products, the Performer™ Cardio Bypass System (CPB) and the Octopus® Evolution tissue stabilizer were fully launched. The Performer CPB is a more compact console, one-third the size of traditional heart-lung machines. The Octopus Evolution continues Medtronic’s series of innovative cardiac surgery instruments for revascularization surgery.
Ear, Nose and Throat (ENT)
ENT revenue of $129 million grew 7 percent. Power Systems, including powered drills and endoscopic shavers and Nerve Integrity Monitoring, all reported double digit growth. Neurologic Technology second quarter revenue increased 12 percent due to strong growth from cranial and spinal surgical tools as well as continued success of the Strata™ Valve, which is increasingly being used to treat Normal Pressure Hydrocephalus.
Webcast Information
Medtronic will host a webcast today, Nov. 20 at 4:30 pm EST (3:30 CST), to provide information about its businesses for the public, analyst and news media. This quarterly webcast can be accessed by clicking on the Investor Relations link on the Medtronic home page at www.medtronic.com., and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Presentations & Transcripts” section of the Investor Relations homepage.
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease. Its Internet address is www.medtronic.com.
-end-
This press release contains forward-looking statements, including statements regarding clinical trials, new products, market growth and market acceptance and other developments, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, general economic conditions and other risk and uncertainties described in Medtronic’s Annual Report on Form 10-K for the year ended April 28, 2006. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements.

MEDTRONIC, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended		Six months ended
	October 27, 2006	October 28, 2005	October 27, 2006	October 28, 2005
Net sales	$3,075	$2,765	$5,972	$5,456

Costs and expenses:
Cost of products sold	795	695	1,527	1,349
Research and development expense	320	275	619	538
Selling, general, and administrative expense	1,036	903	2,020	1,786
Special charges	—	100	—	100
Certain litigation charges	—	—	40	—
Purchased in-process research and development (IPR&D)	—	—	—	364
Other expense, net	50	41	116	91
Interest income	(37)	(14)	(76)	(29)

Total costs and expenses	2,164	2,000	4,246	4,199

Earnings before income taxes	911	765	1,726	1,257

Provision for income taxes	230	(52)	446	120

Net earnings	$681	$817	1,280	$1,137

Earnings per share:
Basic	$0.59	$0.68	$1.11	$0.94

Diluted	$0.59	$0.67	$1.10	$0.93

Weighted average shares outstanding:
Basic	1,149.3	1,208.6	1,151.4	1,209.6
Diluted	1,159.4	1,222.5	1,161.9	1,222.4

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED ADJUSTED NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended	Three months ended
	October 27, 2006	October 28, 2005
Net earnings, as reported	$681	$817
Special charges	—	66	(a)
Income tax adjustments	—	(225	) (b)
Stock-based awards	—	(25	) (c)

Adjusted net earnings	$681	$633

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED ADJUSTED DILUTED EPS
(Unaudited)

	Three months ended	Three months ended
	October 27, 2006	October 28, 2005
Diluted EPS, as reported	$0.59	$0.67
Special charges	—	0.05	(a)
Income tax adjustments	—	(0.18	) (b)
Stock-based awards	—	(0.02	) (c)

Adjusted diluted EPS	$0.59	$0.52

(a)	The $66 million ($0.05 per share) special charge represents an after-tax charitable donation ($100 million pre-tax) made to The Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this donation. The Company has not made a similar donation to The Medtronic Foundation since fiscal year 2002. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this donation when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $225 million ($0.18 per share) tax adjustment represents a $225 million tax benefit associated with the reversal of reserves resulting from favorable agreements reached with the U.S. Internal Revenue Service involving the review of fiscal years 1997 through 2002 domestic income tax returns. In addition to disclosing the provision for income taxes that is determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this tax adjustment. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations, specifically the effective tax rate. Medtronic management eliminates this tax adjustment when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(c)	The Company adopted SFAS No. 123(R) effective April 29, 2006 and began to recognize compensation expense associated with all stock-based awards. Prior to fiscal year 2007, the Company accounted for stock-based awards under APB No. 25, and thus the Company only recognized compensation expense related to restricted stock awards and restricted stock units. Under SFAS No. 123(R) compensation expense is recongized on all stock-based awards including stock options, employee stock purchase plans and restricted stock awards/units. The $25 million ($0.02 per share), net of statutory tax ($35 million pre-statutory tax), represents the incremental expense that would have been recorded had the Company accounted for stock-based awards in accordance with SFAS No. 123(R) in fiscal year 2006. Total stock-based compensation including stock options, restricted stock awards/units and employee stock purchase plans was $44 million (pre-statutory tax) in the second quarter of fiscal year 2007 and pro-forma total stock-based compensation including stock options, restricted stock awards/units and employee stock purchase plan was $41 million (pre-statutory tax) in the second quarter of fiscal year 2006. Below is a listing, by income statement line item, of the pre-statutory tax total stock-based compensation expense recognized in second quarter of fiscal year 2007 and the pro forma stock-based compensation expense for second quarter of fiscal year 2006.

	Three months ended	Three months ended
	October 27, 2006	October 28, 2005
Cost of products sold	$4	$4
Research and development expense	10	10
Selling, general, and administrative expense	30	27

	$44	$41

Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management applies the provisions of SFAS No. 123(R) to fiscal years 2006 and prior when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED ADJUSTED NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Six months ended		Six months ended
	October 27, 2006		October 28, 2005

Net earnings, as reported	$1,280		$1,137
Special charges	—		66	(b)
Certain litigation charges	40	(a)	—
IPR&D charges	—		295	(c)
Income tax adjustments	—		(225	) (d)
Stock-based awards	—		(57	) (e)

Adjusted net earnings	$1,320		$1,216

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED ADJUSTED DILUTED EPS
(Unaudited)

	Six months ended		Six months ended
	October 27, 2006		October 28, 2005
Diluted EPS, as reported	$1.10		$0.93
Special charges	—		0.05	(b)
Certain litigation charges	0.04	(a)	—
IPR&D charges	—		0.24	(c)
Income tax adjustments	—		(0.18	) (d)
Stock-based awards	—		(0.05	) (e)

Adjusted diluted EPS	$1.14		$0.99

(a)	The $40 million ($0.04 per share) after-tax certain litigation charge is related to the settlement agreement reached with the United States (U.S.) Department of Justice which requires the government to seek dismissal of two qui tam civil suits pending against Medtronic. In addition to disclosing certain litigation charges that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $66 million ($0.05 per share) special charge represents an after-tax charitable donation ($100 million pre-tax) made to The Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this donation. The Company has not made a similar donation to The Medtronic Foundation since fiscal year 2002. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this donation when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(c)	The $295 million ($0.24 per share) after-tax IPR&D charges ($364 million pre-tax) represents the cumulative impact of pre-tax charges of $169 million related to a technology acquired through the purchase of Transneuronix, Inc. that had not yet reached technological feasibility and had no future alternative use, $175 million related to the purchase of spinal technology based devices owned by Gary Michelson and Karlin Technology, Inc. that had not yet reached technological feasibility and had no future alternative use, and $20 million related to a cross-licensing agreement with NeuroPace, Inc. for patent and patent applications on products that had not yet reached technological feasibility and had no future alternative use, collectively the IPR&D charges. In addition to disclosing IPR&D charges that are determined in accordance with GAAP, Medtronic managment believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. These IPR&D charges resulted from facts and circumstances that vary in frequency and/or impact on continuing operations. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(d)	The $225 million ($0.18 per share) tax adjustment represents a $225 million tax benefit associated with the reversal of reserves resulting from favorable agreements reached with the U.S. Internal Revenue Service involving the review of fiscal years 1997 through 2002 domestic income tax returns. In addition to disclosing the provision for income taxes that is determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this tax adjustment. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations, specifically the effective tax rate. Medtronic management eliminates this tax adjustment when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(e)	The Company adopted SFAS No. 123(R) effective April 29, 2006 and began to recognize compensation expense associated with all stock-based awards. Prior to fiscal year 2007, the Company accounted for stock-based awards under APB No. 25, and thus the Company only recognized compensation expense related to restricted stock awards and restricted stock units. Under SFAS No. 123(R) compensation expense is recongized on all stock-based awards including stock options, employee stock purchase plans and restricted stock awards/units. The $57 million ($0.05 per share), net of statutory tax ($78 million pre-statutory tax), represents the incremental expense that would have been recorded had the Company accounted for stock-based awards in accordance with SFAS No. 123(R) in fiscal year 2006. Total stock-based compensation including stock options, restricted stock awards/units and employee stock purchase plans was $94 million (pre-statutory tax) for the six months ended October 27, 2006 and pro-forma total stock-based compensation including stock options, restricted stock awards/units and employee stock purchase plans was $90 million (pre-statutory tax) for the six months ended October 28, 2005. Below is a listing, by income statement line item, of the pre-statutory tax total stock-based compensation expense recognized in six months ended October 28, 2006 and the pro forma stock-based compensation expense for six months ended October 28, 2005.

	Six months ended	Six months ended
	October 27, 2006	October 28, 2005
Cost of products sold	$10	$10
Research and development expense	22	22
Selling, general, and administrative expense	62	58

	$94	$90

Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management applies the provisions of SFAS No. 123(R) to fiscal years 2006 and prior when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
	October 27,	October 28,
	2006	2005
	(dollars in millions)
OPERATING ACTIVITIES:
Net earnings	$1,280	$1,137
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	277	268
Purchased in-process research and development	—	364
Provision for doubtful accounts	21	4
Deferred income taxes	(251)	192
Stock-based compensation	94	12
Excess tax benefit from exercise of stock-based awards	(11)
Change in operating assets and liabilities:
Accounts receivable	(179)	(74)
Inventories	(143)	(189)
Accounts payable and accrued liabilities	199	(740)
Other operating assets and liabilities	20	45

Net cash provided by operating activities	1,307	1,019

INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(8)	(285)
Purchase of intellectual property	(102)	(794)
Additions to property, plant and equipment	(251)	(229)
Purchases of marketable securities	(7,275)	(1,922)
Sales and maturities of marketable securities	6,787	1,013
Other investing activities, net	(44)	(12)

Net cash used in investing activities	(893)	(2,229)

FINANCING ACTIVITIES:
(Decrease) increase in short-term borrowings, net	(1,814)	386
Increase in long-term debt, net	1	994
Dividends to shareholders	(254)	(232)
Issuance of common stock	113	254
Excess tax benefit from exercise of stock-based awards	11	—
Repurchase of common stock	(398)	(564)

Net cash (used in) provided by financing activities	(2,341)	838

Effect of exchange rate changes on cash and cash equivalents	23	88

Net change in cash and cash equivalents	(1,904)	(284)

Cash and cash equivalents at beginning of period	2,994	2,232

Cash and cash equivalents at end of period	$1,090	$1,948

Supplemental Cash Flow Information
Cash Paid For:
Income taxes	$462	$106
Interest	112	44
Supplemental Noncash Investing and Financing Activities:
Deferred payments for purchases of intellectual property	$—	$30
Reclassification of debentures from long-term to short-term debt	—	1,971

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions, except per share data)

	October 27,	April 28,
	2006	2006
ASSETS

Current assets:
Cash and cash equivalents	$1,090	$2,994
Short-term investments	2,515	3,107
Accounts receivable, less allowances of $194 and $184, respectively	2,590	2,429
Inventories	1,318	1,177
Deferred tax assets, net	414	197
Prepaid expenses and other current assets	496	473

Total current assets	8,423	10,377

Property, plant and equipment	4,048	3,794
Accumulated depreciation	(2,100)	(1,913)

Net property, plant and equipment	1,948	1,881

Goodwill	4,361	4,346
Other intangible assets, net	1,608	1,592
Long-term investments	2,056	957
Long-term deferred tax assets, net	12	—
Other long-term assets	488	512

Total assets	$18,896	$19,665

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$623	$2,437
Accounts payable	319	319
Accrued compensation	622	723
Accrued income taxes	696	461
Other accrued expenses	529	466

Total current liabilities	2,789	4,406

Long-term debt	5,487	5,486
Long-term deferred tax liabilities, net	—	22
Long-term accrued compensation	186	189
Other long-term liabilities	157	179

Total liabilities	8,619	10,282

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	115	116
Retained earnings	9,960	9,112
Accumulated other non-owner changes in equity	202	155

Total shareholders’ equity	10,277	9,383

Total liabilities and shareholders’ equity	$18,896	$19,665

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — WORLD WIDE
(Unaudited)
($ millions)

	FY 06	FY 06	FY 06	FY 06	FY 06	FY 07	FY 07	FY 07	FY 07	FY 07
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$1,268	$1,289	$1,263	$1,385	$5,206	$1,250	$1,363	$—	$—	$2,613
Low Power Pacing	446	459	426	464	1,795	460	473	—	—	933
High Power Defibrillation	718	733	723	758	2,932	673	764	—	—	1,436
Emergency Response Systems	87	81	99	144	412	101	111	—	—	212
Other	17	16	15	19	67	16	15	—	—	32

SPINAL & NAVIGATION	$524	$539	$563	$619	$2,244	$599	$625	$—	$—	$1,224
Spinal Instrumentation	376	382	387	420	1,566	412	421	—	—	833
Spinal Biologics	128	134	147	163	570	163	178	—	—	341
Navigation	20	23	29	36	108	24	26	—	—	50

NEUROLOGICAL	$235	$252	$247	$283	$1,016	$276	$291	$—	$—	$567
Neuro Implantables	186	204	202	241	833	226	238	—	—	464
Gastroenterology & Urology	49	48	45	42	183	50	53	—	—	103

VASCULAR	$205	$225	$236	$274	$940	$280	$287	$—	$—	$567
Stents	65	90	96	114	366	120	132	—	—	252
Other Coronary	81	78	83	92	334	92	85	—	—	177
Endovascular/Peripheral	59	57	57	68	240	68	70	—	—	138

DIABETES	$173	$178	$182	$188	$722	$196	$212	$—	$—	$408

CARDIAC SURGERY	$165	$161	$154	$183	$663	$168	$168	$—	$—	$336
Valves	58	56	52	63	229	59	59	—	—	119
Perfusion	79	78	75	89	321	80	81	—	—	161
Cardiac Surgery Technologies	28	27	27	31	113	29	28	—	—	56

EAR, NOSE & THROAT (ENT)	$120	$121	$125	$135	$501	$128	$129	$—	$—	$257
ENT	65	64	65	72	266	65	65	—	—	131
Neurologic Technologies	55	57	60	63	235	63	64	—	—	126

TOTAL	$2,690	$2,765	$2,770	$3,067	$11,292	$2,897	$3,075	$—	$—	$5,972

ADJUSTMENTS :

CURRENCY (1)	$26	$(3)	$(72)	$(69)	$(118)	$6	$33			$39

COMPARABLE OPERATIONS (1)	$2,664	$2,768	$2,842	$3,136	$11,410	$2,891	$3,042	$—	$—	$5,933

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the
Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenues.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — US
(Unaudited)
($ millions)

	FY 06	FY 06	FY 06	FY 06	FY 06	FY 07	FY 07	FY 07	FY 07	FY 07
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$857	$879	$862	$899	$3,496	$793	$880	$—	$—	$1,672
Low Power Pacing	218	235	223	227	902	228	244	—	—	471
High Power Defibrillation	571	579	565	569	2,283	495	554	—	—	1,049
Emergency Response Systems	59	54	65	94	273	60	73	—	—	133
Other	9	11	9	9	38	10	9	—	—	19

SPINAL & NAVIGATION	$437	$454	$477	$511	$1,881	$497	$522	$—	$—	$1,019
Spinal Instrumentation	300	308	315	328	1,252	322	333	—	—	655
Spinal Biologics	124	131	143	158	557	158	172	—	—	329
Navigation	13	15	19	25	72	17	17	—	—	35

NEUROLOGICAL	$162	$185	$182	$197	$726	$196	$215	$—	$—	$411
Neuro Implantables	126	148	149	169	592	157	173	—	—	331
Gastroenterology & Urology	36	37	33	28	134	39	42	—	—	80

VASCULAR	$66	$66	$67	$76	$275	$79	$83	$—	$—	$162
Stents	6	6	6	6	24	9	12	—	—	21
Other Coronary	26	26	27	32	111	31	30	—	—	62
Endovascular/Peripheral	34	34	34	38	140	39	41	—	—	79

DIABETES	$130	$134	$136	$134	$534	$140	$154	$—	$—	$294

CARDIAC SURGERY	$92	$90	$84	$100	$366	$91	$91	$—	$—	$183
Valves	35	33	31	38	138	35	35	—	—	70
Perfusion	41	41	38	44	163	40	40	—	—	81
Cardiac Surgery Technologies	16	16	15	18	65	16	16	—	—	32

EAR, NOSE & THROAT (ENT)	$84	$85	$88	$92	$348	$87	$88	$—	$—	$175
ENT	46	45	46	49	184	43	44	—	—	87
Neurologic Technologies	38	40	42	43	164	44	44	—	—	88

TOTAL	$1,828	$1,893	$1,896	$2,009	$7,626	$1,883	$2,033	$—	$—	$3,916

ADJUSTMENTS :

CURRENCY	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$1,828	$1,893	$1,896	$2,009	$7,626	$1,883	$2,033	$—	$—	$3,916

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenues.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — INTERNATIONAL
(Unaudited)
($ millions)

	FY 06	FY 06	FY 06	FY 06	FY 06	FY 07	FY 07	FY 07	FY 07	FY 07
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$411	$410	$401	$486	$1,710	$457	$483	$—	$—	$941
Low Power Pacing	228	224	203	237	893	232	229	—	—	462
High Power Defibrillation	147	154	158	189	649	178	210	—	—	387
Emergency Response Systems	28	27	34	50	139	41	38	—	—	79
Other	8	5	6	10	29	6	6	—	—	13

SPINAL & NAVIGATION	$87	$85	$86	$108	$363	$102	$103	$—	$—	$205
Spinal Instrumentation	76	74	72	92	314	90	88	—	—	178
Spinal Biologics	4	3	4	5	13	5	6	—	—	12
Navigation	7	8	10	11	36	7	9	—	—	15

NEUROLOGICAL	$73	$67	$65	$86	$290	$80	$76	$—	$—	$156
Neuro Implantables	60	56	53	72	241	69	65	—	—	133
Gastroenterology & Urology	13	11	12	14	49	11	11	—	—	23

VASCULAR	$139	$159	$169	$198	$665	$201	$204	$—	$—	$405
Stents	59	84	90	108	342	111	120	—	—	231
Other Coronary	55	52	56	60	223	61	55	—	—	115
Endovascular/Peripheral	25	23	23	30	100	29	29	—	—	59

DIABETES	$43	$44	$46	$54	$188	$56	$58	$—	$—	$114

CARDIAC SURGERY	$73	$71	$70	$83	$297	$77	$77	$—	$—	$153
Valves	23	23	21	25	91	24	24	—	—	49
Perfusion	38	37	37	45	158	40	41	—	—	80
Cardiac Surgery Technologies	12	11	12	13	48	13	12	—	—	24

EAR, NOSE & THROAT (ENT)	$36	$36	$37	$43	$153	$41	$41	$—	$—	$82
ENT	19	19	19	23	82	22	21	—	—	44
Neurologic Technologies	17	17	18	20	71	19	20	—	—	38

TOTAL	$862	$872	$874	$1,058	$3,666	$1,014	$1,042	$—	$—	$2,056

ADJUSTMENTS :

CURRENCY (1)	$26	$(3)	$(72)	$(69)	$(118)	$6	$33	$—	$—	$39

COMPARABLE OPERATIONS (1)	$836	$875	$946	$1,127	$3,784	$1,008	$1,009	$—	$—	$2,017

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenues.